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                                                                   Exhibit 10.12


                 THE TA 1 LIMITED ZERO COST SHARE OPTION SCHEME









                                             CLIFFORD CHANCE
                                             200 Aldersgate Street
                                             London EC1A 4JJ

                                             Ref: RTT/K0556/00620


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                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1  DEFINITIONS AND INTERPRETATION..............................................1

2  GRANT OF OPTIONS............................................................2

3  EXERCISE OF OPTIONS.........................................................3

4  CASH PAYMENT................................................................4

5  TAKEOVER, RECONSTRUCTION AND WINDING-UP.....................................4

6  VARIATION OF CAPITAL........................................................5

7  ALTERATIONS.................................................................5

8  MISCELLANEOUS...............................................................6

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1  DEFINITIONS AND INTERPRETATION

      1.1 In this Scheme, unless the context otherwise requires:

      "THE BOARD" means the board of directors of the Company or a committee appointed by them;

      "THE COMPANY" means TA 1 Limited (registered in England and Wales No. 3588080);

      "EDIP" means the Willis Corroon Group Executive Deferred Incentive Plan;

      "THE GRANT DATE" in relation to an option means the date on which the option was granted;

      "GROUP MEMBER" means:

            1.1.1 a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company, or

            1.1.2 a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph
      1.1.1 above and has been designated by the Board for this purpose;

      "PARTICIPANT" means a person who holds an option granted under this Scheme;

      "PARTICIPATING COMPANY" means the Company or any Subsidiary;

      "PERMANENT DISABILITY" means the definition in the Group Member's long term disability plan applicable to the Participant or, if no such plan is applicable, in the event the Participant is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his job for a period of 180 consecutive business days out of 270 business days;

      "REGISTERED HOLDER" means Willis Corroon ESOP Management Limited;

      "RETIREMENT" means the Participant's termination of employment at age 65 or over (or such other age as applies in the applicable jurisdiction, pursuant to an existing written policy of a Group Member or the age provided in the Participant's contract of employment as normal retirement age or as may be approved by the Board) with any Group Member after the Participant has been employed by any Group Member for at least three years;


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      "SALE PARTICIPATION AGREEMENT" means the agreement of such name which the
Registered Holder enters into at the same time as the Trustee Subscription Agreement;

      "THE SCHEME" means the TA l Limited Zero Cost Share Option Scheme as herein set out but subject to any alterations or additions made under Rule 7 below;

      "SHARE" means a Management Ordinary Share in the capital of the Company having the rights and restrictions described in Articles [122] to [131] of the Company's Articles;

      "TRUSTEE SUBSCRIPTION AGREEMENT" means the agreement whereby the Registered Holder subscribes for Shares in return for the Participant giving up an award under the EDIP or UK RSP;

      "SUBSIDIARY" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985);

      "UK RSP" means the Willis Corroon Group Restricted Share Plan.

      1.2 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted. Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

2  GRANT OF OPTIONS

      2.1 The Board may grant to any director or employee of a Participating Company an option to purchase Shares, upon the terms set out in this Scheme in return for that director or employee giving up an award he or she held under the EDIP or UK RSP.

      2.2 The price at which all the Shares may be purchased by the exercise of an option granted under this Scheme shall be a total of L1.

      2.3 The number of Shares for which a person may be granted an option shall be such number as the Registered Holder subscribes with an aggregate subscription price equal to the cash which is the subject of the surrendered award under the EDIP and/or the UK RSP.

      2.4 An option granted under this Scheme to any person:

            2.4.1 shall not be capable of being transferred or assigned by him; and

            2.4.2 shall lapse forthwith if he is adjudged bankrupt.


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3  EXERCISE OF OPTIONS

      3.1 The exercise of an option shall be effected in the form and manner prescribed by the Board.

      3.2 Subject to sub-rules 3.3 and 3.4 below and to Rule 5 below, an option may not be exercised before the date on which the cash which was the subject of the surrendered award under the EDIP and/or the UK RSP would have been transferred to the participant (the "Original Vesting Date").

      3.3 If any Participant ceases to be a director or employee of a Participating Company before the Original Vesting Date, any option granted to him may be exercised only if the Participant would in those circumstances have received the cash which was the subject of the surrendered award under the EDIP and/or the UK RSP (and subject to Rule 3.5 below).

      3.4 If any Participant ceases to be a director or employee of a Participating Company on or after the Original Vesting Date, the following provisions apply in relation to any option granted to him (subject to Rule 3.5 below):

            3.4.1 if he so ceases by reason of death, Permanent Disability or Retirement, the option may (and must if at all) be exercised within the period which shall expire 12 months after his so ceasing;

            3.4.2 if he so ceases for any other reason, the option may (and must if at all) be exercised within the period which shall expire 15 days after his so ceasing.

      3.5 Notwithstanding any other provision of this Scheme, an option granted under this Scheme may not be exercised more than 15 days after the exercise of any put or call right to purchase the Participant's Shares pursuant to the Management and Employee Stockholders' and Subscription Agreement.

      3.6 Notwithstanding any other provision of this Scheme, an option granted under this Scheme may not be exercised after the expiration of the period of 10 years beginning with the Grant Date.

      3.7 Within 30 days after an option has been exercised by any person, the Board shall procure the transfer to him (or a nominee for him) of the number of Shares in respect of which the option has been exercised, provided that:

            3.7.1 the Board considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and


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            3.7.2 in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

                  (a) made a payment to the Group Member of an amount equal to the Tax Liability; or

                  (b) entered into arrangements acceptable to that or another
            Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the Shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

4  CASH PAYMENT

      4.1 If a Participant has not exercised his option granted under this Scheme, and the Registered Holder is required to sell the Shares which are the subject of the option pursuant to the exercise of any put and call right to purchase the Registered Holder's Shares in the event that the Participant ceases employment or sells the Shares under the "drag-along" or "tag-along" rights and obligations under the Sale Participation Agreement or in any other circumstances envisaged by the Trustee Subscription Agreement, the Participant shall thereupon immediately cease to be able to exercise the option granted under the Scheme but shall be entitled to receive a cash payment which shall equal the amount which the Registered Holder receives for the sale of the relevant Shares PROVIDED THAT the Participant would in those circumstances have been entitled to have received the cash which was the subject of the surrendered award under the EDIP and/or the UK RSP.

      4.2 There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable.

5  TAKEOVER, RECONSTRUCTION AND WINDING-UP

      5.1 If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 3.4, 3.5 and
3.6 above, any option may be exercised within one month (or such longer period as the Board may permit) of such notification.

      5.2 For the purposes of sub-rule 5.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.


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      5.3 If any person becomes bound or entitled to acquire shares in the
Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and subject to sub-rules 3.4, 3.5 and 3.6 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration thereof.

6  VARIATION OF CAPITAL

      6.1 In the event of any increase or variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under sub-rule 6.2 below.

      6.2 An adjustment made under this sub-rule shall be to one or both of the following:

            6.2.1 the number of Shares in respect of which any option may be exercised;

            6.2.2 where any option has been exercised but no Shares have been transferred pursuant to the exercise, the number of Shares which may be so transferred.

7  ALTERATIONS

      7.1 Subject to sub-rule 7.2 below, the Board may at any time alter this Scheme, or the terms of any option granted under it, in any respect.

      7.2 No alteration to the disadvantage of any subsisting rights of a Participant shall be made under sub-rule 7.1 above unless:

            7.2.1 the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration; and

            7.2.2 the alteration is approved by a majority of those Participants who have given such an indication.

      7.3 As soon as reasonably practicable after making any alteration under sub-rule 7.1 above, the Board shall give notice in writing thereof to any Participant affected thereby.

8  MISCELLANEOUS

      8.1 The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive any and all rights to compensation or damages in consequence of the termination of


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his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.

      8.2 Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

      8.3 This Scheme shall be governed by, and construed in accordance with, English law.

                                             CLIFFORD CHANCE
                                             200 Aldersgate Street
                                             London EClA 4JJ